SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2001 (February 27, 2001)

WORLD ACCESS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	0-29782 (Commission File No.)	58-2398004 (I.R.S. Employer Identification No.)

945 E. Paces Ferry Road, Suite 2200
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)

(404) 231-2025
(Registrant’s telephone number, including area code)

Item 5. Other Events.

      On February 27, 2001, World Access announced that it will give shareholders of TelDaFax AG who tendered their shares to World Access in its December 9, 2000 tender offer an opportunity to rescind their tender in light of the information regarding fourth quarter results and financing that the Company released on February 15. The offer to rescind, which resulted from consultation with the Office of the Takeover Commission in Germany, will expire at 4:00 p.m., Frankfurt time, on March 16, 2001. TelDaFax shareholders who choose to rescind will not be allowed to re-tender at a later date. The Board of Management at TelDaFax supports World Access’ tender offer for TelDaFax shares and recommends that the TelDaFax shareholders not exercise the right of rescission.

      The completion of the tender offer is conditioned on World Access holding at least 50.1% of the shares of TelDaFax (including the 33% of outstanding shares already owned by World Access prior to the tender) following the rescission period. However, World Access has committed to the management of TelDaFax that, upon confirming that World Access has retained 50.1% ownership in TelDaFax following the rescission period, World Access will provide funding to TelDaFax to enable it to undertake measures to expand its business and improve profitability.

      This Form 8-K may contain financial projections or other forward-looking statements made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially. These risks include: inability to obtain adequate financing or financing on terms acceptable or favorable to World Access; inability to restructure existing debt obligations; potential inability to identify, complete and integrate acquisitions; difficulties in expanding into new business activities; delays in new service offerings; the potential termination of certain service agreements or the inability to enter into additional service agreements; and other risks described in World Access’ SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 1999, as amended, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, as amended, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, its Registration Statements on Forms S-3 (No. 333-79097) and S-4 (No. 333-37750 and 333-44864), and its Report on Form 8-K dated February 21, 2001, all of which risks are incorporated by reference into this Form 8-K.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number	Description

99.1	Press Release, issued February 27, 2001

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

WORLD ACCESS, INC.

Date: March 1, 2001	By:	/s/ Bryan D. Yokley

Bryan D. Yokley Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, issued February 27, 2001